UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): May 19, 2026

WELLGISTICS HEALTH, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-42530	93-3264234
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

3000 Bayport Drive

Suite 950

Tampa, FL 33607

(Address of principal executive offices, including zip code)

Registrant’s telephone number, including area code: (844) 203-6092

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered

Common Stock, $0.0001 par value per share	WGRX	The Nasdaq Capital Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry into a Material Definitive Agreement.

On May 20, 2026, Wellgistics Health, Inc. (the “Company”) entered into a Fully Binding Letter of Intent, dated May 20, 2026 (the “Term Sheet”), with EOS Technology Holdings, Inc. (“EOS”), Scilex Holding Company / Scilex Holdings, Inc. (“SCLX”), Datavault AI, Inc. (“Datavault”), HealthBridge Advisors, LLC (“HBA”), and Fortitude Advisors, LLC (“Fortitude”). The Term Sheet sets forth the parties’ current proposal with respect to a proposed transaction involving the Company, certain intellectual property and related business assets of EOS and SCLX, an expansion of the Company’s existing license arrangement with Datavault, and the acquisition of a controlling interest in Tollo Health, LLC, d/b/a Health Lives Here, from HBA.

Pursuant to the Term Sheet, subject to the negotiation and execution of definitive agreements, the Company would acquire or exclusively license certain QOLPOM / QLPM-related intellectual property assets from EOS and SCLX, expand its existing PharmacyChain license with Datavault to include Datavault AI Health, and acquire a controlling interest in Health Lives Here. The LOI contemplates that the Company would issue shares of preferred stock, or “Acquisition Preferred,” to EOS, SCLX, Datavault, Fortitude and HBA, which would be convertible into shares of the Company’s common stock following satisfaction of specified conditions, including applicable stockholder approval or written consent and information statement procedures, satisfaction of agreed liability reduction thresholds, and achievement of specified business milestones.

The Term Sheet provides that, upon conversion of the Acquisition Preferred, EOS, SCLX, Datavault, Fortitude and HBA are expected to own, in the aggregate, approximately 89.6% of the Company’s common stock, with the Company’s post-closing / pre-conversion public common stockholders expected to retain approximately 10.4% of the Company’s common stock, in each case subject to adjustment and the terms of definitive agreements. The Term Sheet also contemplates a target concurrent minimum investment of $2.0 million from investors associated with Dawson James, the filing by the Company for an at-the-market funding facility within 14 days, the use of one or more liability reduction or financing transactions to address outstanding Company liabilities, and additional financing support in connection with the proposed transaction and conversion of the Acquisition Preferred.

The Term Sheet states that the parties expect the value of the combined parties to be $4.0 billion, as memorialized by a fairness opinion. Such valuation, and the proposed transaction generally, remain subject to due diligence, negotiation and execution of definitive agreements, receipt of a fairness opinion, approval by the Company’s board of directors, applicable stockholder approvals, financing availability, Nasdaq requirements, and other customary conditions. No assurance can be given that definitive agreements will be entered into, that any fairness opinion will support such valuation, that required financing or approvals will be obtained, that the Company will maintain its Nasdaq listing, or that the proposed transaction will be consummated on the terms described in the Term Sheet or at all.

The Term Sheet contemplates certain post-closing management and board changes, including the appointment of two new management team members and four board designees mutually agreed upon by the parties, as well as a potential corporate name change to DelivMeds AI, Inc., in each case subject to applicable approvals and the terms of definitive agreements.

Certain provisions of the Term Sheet are intended by the parties to be legally binding, including provisions relating to fees and expenses, confidentiality, governing law, counterparts, exclusivity, appointment of a new interim Co-Chief Executive Officer, and access to information. The Term Sheet otherwise is intended to serve as a guide for the parties in preparing definitive agreements and does not constitute the final agreement of the parties with respect to the proposed transaction. The Term Sheet also contains exclusivity provisions pursuant to which, subject to the terms and conditions set forth therein, the parties have agreed to negotiate exclusively with one another for a specified period.

The foregoing description of the Term Sheet does not purport to be complete and is qualified in its entirety by reference to the full text of the Term Sheet, a copy of which is filed as Exhibit 10.1 to this Current Report on Form 8-K and incorporated herein by reference.

Amendment to Note

On May 19, 2026, Wellgistics Health, Inc. (the “Company”) entered into an Amendment No. 1 to Note Purchase Agreement (the “Amendment”) with Robert Forster (the “Investor”), which amended that certain Note Purchase Agreement, dated as of April 1, 2026, by and between the Company and the Investor. In connection with the Amendment, the Company issued to the Investor an Amended and Restated Promissory Note, dated May 19, 2026, in the principal amount of $1,500,000 (the “Amended Note”).

Pursuant to the Amendment, the Investor agreed to fund an additional $200,000 to the Company, increasing the aggregate cash purchase price paid by the Investor from $1,000,000 to $1,200,000. After giving effect to the 20% original issue discount applicable to the note, the aggregate principal amount of the note was increased from $1,250,000 to $1,500,000. The Amended Note amends, restates, supersedes and replaces the original promissory note issued by the Company to the Investor as of April 1, 2026, and the amendment and restatement does not constitute a novation, repayment, reissuance or satisfaction of the indebtedness evidenced by the original note.

Except as amended by the Amendment and reflected in the Amended Note, the material terms of the Note Purchase Agreement and the note remain unchanged and in full force and effect. The foregoing descriptions of the Amendment and the Amended Note do not purport to be complete and are qualified in their entirety by reference to the full text of the Amendment and the Amended Note, copies of which are filed as Exhibits 10.2 and 10.3, respectively, to this Current Report on Form 8-K and are incorporated herein by reference.

Item 2.03 Creation of a Direct Financial Obligation or an Obligation Under an Off-Balance Sheet Arrangement of a Registrant.

The information set forth in Item 1.01 of this Current Report on Form 8-K regarding the Amendment and the Amended Note is incorporated herein by reference.

Item 3.02 Unregistered Sales of Equity Securities.

The information set forth in Item 1.01 of this Current Report on Form 8-K regarding the Amendment and the Amended Note is incorporated herein by reference.

The Amended Note was issued in a private placement exempt from registration under the Securities Act of 1933, as amended (the “Securities Act”), pursuant to Section 4(a)(2) of the Securities Act and/or Rule 506 of Regulation D promulgated thereunder. The Investor represented that it acquired the Amended Note for investment purposes and not with a view to distribution, and the Amended Note and any securities issuable thereunder have not been registered under the Securities Act or applicable state securities laws.

Item 3.03 Material Modification to Rights of Security Holders.

To the extent required by Item 3.03 of Form 8-K, the information contained in Item 5.03 of this Current Report on Form 8-K is incorporated herein by reference.

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On May 20, 2026, in connection with the Term Sheet described in Item 1.01 of this Current Report on Form 8-K, the Board of Directors of Wellgistics Health, Inc. (the “Company”) appointed Gerald Commissiong as Interim Co-Chief Executive Officer of the Company, effective immediately. Mr. Commissiong will serve alongside the Company’s current President and Interim Co-Chief Executive Officer.

Mr. Commissiong has served as our Chief Business Officer since February 2026 and currently serves as Managing Partner of Fortitude Advisors, LLC and as Chief Executive Officer of Tollo Health, LLC, d/b/a Health Lives Here. Mr. Commissiong has extensive experience in healthcare, biotechnology, life sciences and strategic advisory services, including leadership positions involving public and private companies, business development, strategic partnerships and capital markets transactions. For more than 15 years, Mr. Commissiong has been a senior executive officer of publicly held, emerging growth healthcare companies. He served as the Chief Executive Officer and director of Todos Medical Ltd., an in vitro diagnostics company focused on the development of novel blood tests for the early detection

Mr. Commissiong’s appointment as Interim Co-Chief Executive Officer was made pursuant to the Binding Letter of Intent and is expected to be memorialized through an addendum to Fortitude Advisors LLC’s existing consulting agreement with the Company relating to consulting Chief Business Officer services. The material terms of any such addendum have not yet been finalized as of the date of this Current Report on Form 8-K.

Fortitude Advisors, LLC is a party to the Term Sheet described in Item 1.01 of this Current Report on Form 8-K and, pursuant to the contemplated transaction described therein, Fortitude Advisors, LLC is expected to receive Acquisition Preferred that would be convertible, subject to the terms and conditions of the definitive agreements, into shares representing approximately 5.0% of the Company’s common stock following conversion of such preferred stock. Mr. Commissiong’s relationship with Fortitude Advisors, LLC and HealthBridge Advisors, LLC, and their participation in the proposed transaction, constitute arrangements or understandings pursuant to which Mr. Commissiong was appointed as Interim Co-Chief Executive Officer of the Company.

There are no family relationships between Mr. Commissiong and any director or executive officer of the Company. Except as described above and in Item 1.01 of this Current Report on Form 8-K, there are no transactions involving Mr. Commissiong requiring disclosure under Item 404(a) of Regulation S-K.

The disclosure contained in Item 1.01 of this Current Report on Form 8-K relating to the Term Sheet is incorporated herein by reference.

Item 5.03 Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

Wellgistics Health, Inc., a Delaware corporation (the “Company”), approved a reverse stock split of the Company’s issued and outstanding shares of common stock (“Common Stock”), at a ratio of 1-for-50 (the “Reverse Stock Split”). The Reverse Stock Split was duly approved on April 2, 2026 by the Board of Directors and by stockholders holding at least a majority of the issues and outstanding shares of our voting stock, each by written consent in lieu of a special meeting. On May 20, 2025, the Company filed with the Secretary of State of the State of Delaware the Certificate of Amendment to its Amended and Restated Certificate of Incorporation (the “Certificate of Amendment”) to effect the Reverse Stock Split. The Reverse Stock Split will become effective as of 12:01 a.m., Eastern Time, on May 26, 2025, and the Company’s Common Stock will begin trading on the Nasdaq Stock Market on a split-adjusted basis when the market opens on May 26, 2025.

Reasons for the Reverse Stock Split

The Company is implementing the Reverse Stock Split to raise the per share bid price of the Company’s Common Stock above $1.00 per share and bring the Company back into compliance with Nasdaq Listing Rule 5550(a)(2). The Company will have regained compliance once the Company’s Common Stock trades at or above $1.00 for a minimum of 10 consecutive trading days, at which time Nasdaq will provide the Company with notice that it has regained compliance. The Company cannot provide assurance that the Reverse Stock Split will achieve the desired effects or that, if achieved, such desired effects will be sustained.

Effects of the Reverse Stock Split

Effective Date; Symbol

The Reverse Stock Split will become effective on May 26, 2025 (the “Effective Date”). The Common Stock will begin trading on a split-adjusted basis at the commencement of trading on the Effective Date, under the Company’s existing trading symbol “WGRX.”

Split Adjustment; Treatment of Fractional Shares

On the Effective Date, the total number of shares of Common Stock held by each stockholder of the Company will be exchanged for the number of shares of Common Stock equal to the number of issued and outstanding shares of Common Stock held by each such stockholder immediately prior to the Reverse Stock Split, divided by fifty (50). Any fractional share of Common Stock that would otherwise result from the Reverse Stock Split will be rounded up to the nearest whole share.

Certificated and Non-Certificated Shares

Each certificate, or book entry, that immediately prior to the Reverse Stock Split represented shares of Common Stock, will, following the Reverse Stock Split, represent that number of shares of Common Stock into which the shares of Common Stock represented by such certificate or book entry have been combined, subject to the treatment of fractional shares as described above.

Stockholders who hold their shares in electronic form at brokerage firms do not need to take any action, as the effect of the Reverse Stock Split will automatically be reflected in their brokerage accounts.

Delaware State Filing

The Reverse Stock Split was effected pursuant to the Company’s filing of the Certificate of Amendment with the Secretary of State of the State of Delaware. A copy of the form of the Certificate of Amendment is attached as Exhibit 3.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Capitalization

The Company is authorized to issue 500,000,000 shares of Common Stock. There will be no change to the number of authorized capital stock of the Company. The Reverse Stock Split will have no effect on the par value of the Common Stock.

Immediately after the Reverse Stock Split, each Common Stockholder’s percentage ownership interest in the Company’s Common Stock and proportional voting power of the Company’s Common Stock shall remain unchanged, except for minor changes and adjustments that will result from the treatment of fractional shares. The rights and privileges of the holders of shares of Common Stock will remain unaffected by the Reverse Stock Split.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits.

The following exhibits are filed as part of, or incorporated by reference into, this Report.

Exhibit No.	Description
3.1	Form of Certificate of Amendment
10.1	Fully Binding Term Sheet, dated May 20, 2026
10.2	Amendment to Note Purchase Agreement, dated May 19, 2026
10.3	Amended and Restated Promissory Note, dated May 19, 2026
99.1	Press Release (Reverse Stock Split), dated May 20, 2026
99.2	Press Release (Term Sheet), dated May 20, 2026
104*	Cover Page Interactive Data File (formatted as Inline XBRL)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: May 20, 2026	WELLGISTICS HEALTH, INC.

	By:	/s/ Prashant Patel
Prashant Patel, President